UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2012
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) entered into a Separation Agreement and General Release (the “Agreement”) with Jean Strickland on August 31, 2012. Under the Agreement, the Company will pay Ms. Strickland a lump sum of $214,750, less tax-related deductions and withholdings and she will provide transition services for a period of six (6) months. Additionally, the Company will reimburse Ms. Strickland for reasonable legal expenses she actually incurs with a maximum amount of $20,000, and will pay health insurance premiums for a period of up to 6 months after her termination; provided Ms. Strickland remains eligible for COBRA health insurance continuation. Pursuant to the Agreement, the Company agreed that Ms. Strickland, as of the date of the termination of her employment, will no longer be bound by the section of her employment agreement relating to noncompetition. However, the Separation Agreement requires Ms. Strickland be subject to certain restrictive covenants, which include non-recruitment of Company’s employees and affiliates, non-interference in Company’s business relationships, and non-disclosure of Company’s confidential information. In addition, Ms. Strickland will provide the Company with a waiver and general release of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Office

Date: September 7, 2012

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